UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549


                          FORM 8-K

                       CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2000

               Pacific Industrial Corporation
     (Exact name of Registrant as specified in charter)


     Nevada                     0-27061           88-0412331
(State or other jurisdiction    (Commission       (I.R.S. Employer
 of incorporation)               File Number)      Identification)


1800 E. Sahara, Suite 107, Las Vegas, NV               89104
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:
(909) 880-6303

                   Address has not changed
   (Former name or former address, if changed, since last
                           report)


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

      The registrant has engaged G. Brad Beckstead, CPA as its principal accountant to replace its former principal accountant, James E. Slayton, CPA. The decision to change accountants was approved by the Audit Committee of the registrant. The reports of the former principal accountants on the financial statements for the periods ending January 29, 1999 and May 31, 1999 contained a explanatory paragraph regarding substantial doubt about the Company's ability to continue as a going concern, but neither contained any other adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope, or accounting principles. During the audited periods ending January 29, 1999 and May 31, 1999 and the subsequent interim period through January 31, 2000, there was a disagreement over financial statement disclosure referencing the asset purchase of January 12, 1999. Beyond that disagreement, there were no other disagreements with the former accountant
on   any  matter  of  accounting  principles  or  practices,
financial  statement  disclosure,  or  auditing   scope   or
procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused him to make reference to the subject matter of the disagreements in connection with his report. The referenced disagreement was not a factor in the issuer's decision to change accountants. During the audited periods ending January 29, 1999 and May 31, 1999 and the subject interim period, the
registrant   has  not  consulted  G.  Brad  Beckstead,   CPA
regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2). The registrant has provided James E. Slayton, CPA with a copy of this disclosure and has requested that James E. Slayton, CPA furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of James E. Slayton, CPA's letter to the SEC dated January 31, 2000 is filed as Exhibit No. 1 to this report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
INFORMATION AND EXHIBITS.

(c) Exhibit No. 23

Letter from James E. Slayton, CPA

SIGNATURES

Pursuant  to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     February 2, 2000


PACIFIC INDUSTRIAL CORPORATION


By:

_____________________________________
/s/Thomas D. Hobbs, President